                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement of our report dated October 6, 1995 on the Fixed Income Fund series of The FFB Lexicon Funds included in the Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A of The FFB Lexicon Funds, and to all references to our firm included in this Registration Statement on Form N-14.

ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania

November 30, 1995